EXHIBIT 3.1

FILED

APR 28 1997

LONNA R. HOOKS

Secretary of State

CERTIFICATE OF MERGER

OF

NEWARK GROUP INDUSTRIES, INC.

(Surviving Corporation)

AND

THE NEWARK GROUP, INC.

(Merged Corporation)

Including

CERTIFICATE OF ADOPTION

of

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

NEWARK GROUP INDUSTRIES, INC.

(Surviving Corporation)

(Pursuant to N.J.S. 14A:10-5.1)

Dated: APRIL 25, 1997

THE NEWARK GROUP, INC., having adopted a plan of merger (the “Plan of Merger”) pursuant to N.J.S. 14A:10-5.1 for the purpose of merging itself into its subsidiary, NEWARK GROUP INDUSTRIES, INC., a New Jersey corporation, hereby certifies that:

1. The name of the surviving corporation is Newark Group Industries, Inc. The name of the merged corporation is The Newark Group, Inc.

2. The Plan of Merger, pursuant to which the merger will be effectuated, is annexed hereto as Exhibit A.

3. The date of approval of the Plan of Merger by the Board of Directors of The Newark Group, Inc., the parent corporation, is April 25, 1997.

4. The number of outstanding shares of Newark Group Industries, Inc., the subsidiary, is 100 shares of common stock, all of which are owned by The Newark Group, Inc., the parent corporation.

5. The shares of common stock of The Newark Group, Inc. entitled to vote on the Plan of Merger was 6,000,000 shares of common stock. No other class nor series of stock is entitled to vote on the Plan of Merger.

6. Approval of the Plan of Merger by the shareholders of The Newark Group, Inc. was given without a meeting by written consent dated April 25, 1997. The number of shares represented by the consent was 6,000,000. The number of shares of common stock of The Newark Group, Inc. that voted in favor of the Plan of Merger was 6,000,000. The number of shares of common stock of The Newark Group, Inc. that voted against the Plan of Merger was zero.

7. The merger shall become effective at 11:59 p.m. on April 30, 1997.

NEWARK GROUP INDUSTRIES, INC., having adopted an amended and restated certificate of incorporation pursuant to N.J.S. 14A:9-5, certifies that:

A. The name of the corporation is NEWARK GROUP INDUSTRIES, INC.

B. The date the amended and restated certificate of incorporation was adopted was April 25, 1997. The restated certificate of incorporation is annexed to the Plan of Merger.

C. The amended and restated certificate of incorporation was adopted by the sole shareholder of NEWARK GROUP INDUSTRIES, INC.

(i) The number of shares entitled to vote on adoption of the amended and restated certificate of incorporation was 100 shares of common stock.

(ii) The number of shares voted for and against the adoption of the amended and restated certificate of incorporation is as follows:

For:	100

Against:	0

D. The amended and restated certificate of incorporation shall become effective upon the effectiveness of the merger of THE NEWARK GROUP, INC. into NEWARK GROUP INDUSTRIES, INC.

IN WITNESS WHEREOF, each of the undersigned corporations has caused this certificate of merger including certificate of adoption of the amended and restated certificate of incorporation to be executed on its behalf by its duly authorized officer as of the date first written above.

THE NEWARK GROUP, INC.

By:	/s/ William D. Harper
William D. Harper, Vice President

NEWARK GROUP INDUSTRIES, INC.

By:	/s/ William D. Harper
William D. Harper, Vice President

EXHIBIT A

PLAN OF MERGER

OF

NEWARK GROUP INDUSTRIES, INC.

(Surviving Corporation)

and

THE NEWARK GROUP, INC.

(Merged Corporation)

1. The names of the corporations proposing to merge are The Newark Group, Inc. (“The Newark Group, Inc.”), a New Jersey corporation, and Newark Group Industries, Inc. (“Newark Group Industries, Inc.”), a New Jersey corporation. Newark Group Industries, Inc. will be the surviving corporation.

2. The terms and conditions of the proposed merger are as follows:

(a) The Newark Group, Inc., the merged corporation and the parent and sole shareholder of Newark Group Industries, Inc., shall be merged with and into its wholly-owned subsidiary, Newark Group Industries, Inc., the surviving corporation, effective at 11:59 p.m. on April 30, 1997, the Effective Date of the merger.

(b) Upon the effectiveness of the merger, each issued and outstanding share of The Newark Group, Inc. stock, and each share of The Newark Group, Inc. stock in the treasury of The Newark Group, Inc., the merged corporation, shall be automatically exchanged for and converted into one share of common stock of Newark Group Industries, Inc. The shares of The Newark Group, Inc. stock that are treasury shares shall be automatically exchanged for and converted into treasury shares of Newark Group Industries, Inc. stock. Each share certificate evidencing ownership of The Newark Group, Inc. stock shall, upon the effectiveness of the merger, be deemed to evidence ownership of the shares of Newark Group Industries, Inc. stock into which those shares will have been automatically converted. Newark Group Industries, Inc. shall issue certificates to The Newark Group, Inc. shareholders evidencing his or her ownership of shares of Newark Group Industries, Inc. stock upon the surrender by the shareholders of the certificate or certificates evidencing ownership of shares of The Newark Group, Inc. stock. The issue date of those new Newark Group Industries, Inc. certificates shall be as of the Effective Date of the merger.

(c) At the Effective Date, each issued and outstanding share of Newark Group Industries, Inc. stock, all of which are owned by The Newark Group, Inc., shall be canceled.

(d) Upon the effectiveness of the merger, the certificate of incorporation of Newark Group Industries, Inc. shall be amended and restated in connection with the merger to change the name of Newark Group Industries, Inc. to “The Newark Group, Inc.” and to increase the number of authorized shares of stock to 10,000.00. all in accordance with the Amended and Restated Certificate of Incorporation of Newark Group Industries, Inc. annexed hereto.

(e) Upon the effectiveness of the merger, each employee benefit plan of The Newark Group, Inc. shall automatically be and become an employee benefit plan of Newark Group Industries, Inc.

(f) Notwithstanding the approval of the merger by the shareholders of The Newark Group, Inc., the merger may be terminated and abandoned at any time before the effective time of the merger by the Board of Directors of The Newark Group, Inc. or by the Board of Directors of Newark Group Industries, Inc. by the filing of a certificate of abandonment with the Secretary of State of the State of New Jersey executed by either of the constituent corporations.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEWARK GROUP INDUSTRIES, INC.

Pursuant to N.J.S. 14A:9-5(4)

Dated: April 25, 1997

THE UNDERSIGNED CORPORATION certifies that it has adopted the following Restated Certificate of lncorporation:

ARTICLE I

Corporate Name

The name of the corporation is The Newark Group, Inc

ARTICLE II

Purpose

The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

ARTICLE III

Capital Stock

The corporation is authorized to issue 10,000,000 shares of common stock.

ARTICLE IV

Registered Office and Agent

The address of the corporation’s current registered office is c/o Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A., 65 Livingston Avenue, Roseland, New Jersey 07068-1791; the name of the corporation’s current registered agent at that address is Benedict M. Kohl, Esq.

ARTICLE V

Current Board of Directors

The current board of directors consists of one person whose name and address is as follows:

Edward K. Mullen

The Newark Group, Inc.

20 Jackson Drive

Cranford, New Jersey 07016

ARTICLE VI

Personal Liability of Directors or Officers

A director or an officer of the corporation shall not be personally liable to the corporation or its shareholders for the breach of any duty owed to the corporation or its shareholders except to the extent that an exemption from personal liability is not permitted by the New Jersey Business Corporation Act.

IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of the date first above written.

Newark Group Industries, Inc.

By:	/s/ William D. Harper
William D. Harper, Vice President